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                                                                    EXHIBIT 99.1
NEWS RELEASE

For further information contact:

Kerry J. Chauvin                                         Joseph "Duke" Gallagher
Chief Executive Officer                                  Chief Financial Officer
(504) 872-2100                                                    (504) 872-2100
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FOR IMMEDIATE RELEASE
MONDAY, JANUARY 08, 2001



                         GULF ISLAND FABRICATION, INC.
                            TO RELEASE EARNINGS AND
                         HOLD QUARTERLY CONFERENCE CALL


     Houma, LA - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) plans to release the fourth quarter earnings during morning market hours on Thursday, February 1, 2001.

     The management of Gulf Island Fabrication, Inc. will host a conference call on Friday, February 2, 2001 at 9:00 a.m. CST, 10:00 a.m. EST, to discuss the Company's financial results for the three months and twelve months ended December 31, 2000.

     The call is accessible to the public by telephone. Dial (877) 692-2595 approximately 10 minutes before the call.

     A replay of the call will be available through Monday, February 19, 2001 and may be accessed by dialing (877) 375-5691.

     Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, steel warehousing and sales.